UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

CONVERIUM FINANCE S.A.
(Exact name of registrant as specified in its charter)

Luxembourg (State of incorporation or organization)	Not Applicable (IRS Employer Identification No.)

54, Boulevard Napoleon Ier L-2210 Luxembourg (Address of principal executive offices)

CONVERIUM HOLDING AG (Exact name of registrant as specified in its charter)

Switzerland (State of incorporation or organization)	Not Applicable (IRS Employer Identification No.)

Baarerstrasse 8 CH-6300 Zug, Switzerland (Address of principal executive offices)

CONVERIUM AG (Exact name of registrant as specified in its charter)

Switzerland (State of incorporation or organization)	Not Applicable (IRS Employer Identification No.)

General Guisan Quai 26 8002 Zurich, Switzerland (Address of principal executive offices)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be registered	Name of each exchange on which each class is to be registered

Converium Finance S.A. % Guaranteed Subordinated Notes due 2032 Guarantees[1]	New York Stock Exchange New York Stock Exchange

     If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.   [X]

[1]	Application to be made for listing, not for trading, in connection with the registration of the Notes.

     If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.   [   ]

     Securities Act registration statement file number to which this form relates: 333-101169

     Securities to be registered pursuant to Section 12(g) of the Act:

None.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.   Description of Registrants’ Securities to be Registered.

     A description of the     % Guaranteed Subordinated Notes due 2032 (the “Notes”), is set forth under the heading of “Description of the Notes” in the Registrants’ Registration Statement on Form F-1 (Reg. No. 333-101169) filed with the Securities and Exchange Commission on November 12, 2002, as amended pursuant to the Securities Act of 1933 (the “Registration Statement”), and such information is incorporated by reference herein. A description of the Subordinated Guarantee, is set forth under the heading of “Description of the Subordinated Guarantee” in the Registration Statement, and such information is incorporated by reference herein. The Registrant also hereby incorporates by reference the disclosure in “Exchange Controls and Other Limitations” and “Tax Considerations” in the Registration Statement.

Item 2.   Exhibits

Exhibit No.	Description

3.1.1	Articles of Incorporation of Converium Finance S.A., adopted October 7, 2002. **

3.1.2	Articles of Incorporation of Converium AG, adopted June 19, 2001. **

3.1.3	Articles of Incorporation of Converium Holding AG, adopted November 8, 2001. *

3.2.1	Bylaws of Converium Holding AG, adopted November 16, 2001.*

3.2.2	Bylaws of Converium AG, adopted May 29, 2002. **

4.1	Indenture, dated as of, 2002, between Converium Finance, S.A., as Issuer, Converium AG and Converium Holding AG as Guarantors and JPMorgan Chase Bank as Trustee, Calculation Agent and Paying Agent.***

4.2	Form of the $ % Guaranteed Subordinated Notes Due 2032 of Converium Finance S.A. (included in Exhibit 4.1 hereto).***

*	Incorporated by reference to the Registration Statement of Converium Holding AG on Form F-1 (File No. 333-14106) dated December 10, 2002.

**	Incorporated by reference to Amendment No. 1 to the Registrants’ Registration Statement on Form F-1 (File No. 333-101169) dated December 11, 2002.

***	To be filed by Amendment to the Registrants’ Registration Statement on Form F-1 (File No. 333-101169).

SIGNATURES

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

CONVERIUM FINANCE S.A.

Date: December 17, 2002

By:	/s/ Jean Fell

Name: BAC Management S.à.r.l
Title: Director

CONVERIUM FINANCE S.A.

Date: December 17, 2002

By:	/s/ Christian Felderer

Name: Christian Felderer
Title: Director

CONVERIUM HOLDING AG

Date: December 17, 2002

By:	/s/ Dirk Lohmann

Name: Dirk Lohmann
Title: Group Chief Executive Officer

CONVERIUM HOLDING AG

Date: December 17, 2002

By:	/s/ Barbara Barta

Name: Barbara Barta
Title: Legal Counsel

CONVERIUM AG

Date: December 17, 2002

By:	/s/ Benjamin Gentsch

Name: Benjamin Gentsch
Title: Chief Executive Officer

CONVERIUM AG

Date: December 17, 2002

By:	/s/ Andreas Zrednyk

Name: Andreas Zrednyk
Title: Chief Financial Officer